Exhibit 99.2

June 17, 2014

Tetraphase Pharmaceuticals Adds Dr. Jeffrey Chodakewitz to Board of Directors

Brings deep expertise in infectious disease clinical drug development

WATERTOWN, Mass.—(BUSINESS WIRE)— Tetraphase Pharmaceuticals, Inc. (NASDAQ:TTPH), a clinical-stage biopharmaceutical company developing a portfolio of potent new antibiotics designed to be effective against multidrug-resistant bacteria, today announced the addition of Jeffrey A. Chodakewitz, M.D. to the Company’s Board of Directors. Dr. Chodakewitz brings more than 30 years’ experience in infectious disease clinical research and development to the Board.

“With our lead antibiotic candidate, eravacycline, advancing through the final stages of clinical development, Jeff’s depth of industry experience should prove invaluable to us,” said Guy Macdonald, President and CEO of Tetraphase. “We also anticipate benefitting from his early drug development expertise as we expand our antibiotic pipeline with candidates generated from our proprietary chemistry technology platform.”

L. Patrick Gage, Ph.D., Chairman of the Tetraphase Board of Directors, commented on the news: “Jeff is a welcome addition to the Tetraphase Board of Directors. Throughout his career, he has demonstrated impressive leadership qualities in shepherding multiple blockbuster pharmaceuticals through clinical development and global approval. We look forward to working with Jeff in the years to come.”

Dr. Chodakewitz currently serves as Senior Vice President and Chief Medical Officer of Vertex Pharmaceuticals, where he oversees all global clinical development programs, medical affairs and other related functions. Prior to joining Vertex, Dr. Chodakewitz spent more than 20 years at Merck & Co. where he held a variety of roles including Vice President of Clinical Research - Infectious Diseases & Vaccines, Vice President of Clinical Pharmacology/Early Stage Development, Senior Vice President of Late Stage Development, and Senior Vice President of Global Scientific Strategy (Infectious Diseases, Respiratory/Immunology). Dr. Chodakewitz is a Diplomate of the National Board of Medical Examiners, the American Board of Internal Medicine (both Internal Medicine and Infectious Diseases), and is a member of the Infectious Disease Society of America (IDSA) and the American Society for Clinical Pharmacology & Therapeutics (ASCPT). He received a B.S. in Biochemistry from Yale University, cum laude, and an M.D. from Yale University School of Medicine.

About Tetraphase Pharmaceuticals, Inc.

Tetraphase is a clinical-stage biopharmaceutical company using its proprietary chemistry technology to create novel antibiotics for serious and life-threatening bacterial infections, including those caused by many of the multidrug-resistant Gram-negative bacteria highlighted as urgent public health threats by the Centers for Disease Control and Prevention (CDC). Tetraphase’s lead product candidate, eravacycline, is being developed as a broad-spectrum intravenous and oral antibiotic in the IGNITE program (Investigating Gram-negative Infections Treated with Eravacycline). Under this program, two Phase 3 clinical trials are ongoing: IGNITE 1 for the indication of complicated intra-abdominal infections (cIAI) and IGNITE 2 for complicated urinary tract infections (cUTI). Tetraphase has created more than 3,000 novel tetracycline analogs using its technology platform; in addition to eravacycline, Tetraphase has generated multiple preclinical antibiotic candidates that are currently being evaluated for clinical suitability. Please visit www.tphase.com for more company information.

Forward-Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether our cash resources will be sufficient to fund our continuing operations through the end of 2015; whether results obtained in preclinical studies and early clinical trials will be indicative of results obtained in future clinical trials; whether eravacycline will advance through the clinical trial process on a timely basis and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if eravacycline obtains approval, it will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of our most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on May 12, 2014. In addition, the forward-looking statements included in this press release represent our views as of June 17, 2014. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investors:

Tetraphase Pharmaceuticals

Jennifer LaVin, 617-715-3591

jlavin@tphase.com

or

Argot Partners

Susan Kim, 212-600-1902

susan@argotpartners.com

or

Media:

Sam Brown Inc.

Mike Beyer, 773-463-4211

beyer@sambrown.com

Source: Tetraphase Pharmaceuticals, Inc.

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